Exhibit 99.1

                   CAM Reports Third Quarter Profit


    FOUNTAIN VALLEY, Calif.--(BUSINESS WIRE)--July 29, 2003--CAM Commerce Solutions Inc. (Nasdaq:CADA) reported revenues of $5.2 million for the three months ended June 30, 2003, compared with $5.4 million for the third quarter of fiscal 2002. Net income for the three months ended June 30, 2003 was $86,000 or $.03 per share, compared with $752,000 or $.23 per share for the quarter ended June 30, 2002. Net income in 2002 included a $715,000 gain from the sale of the company's Access Retail Management (Access) consulting business.
    Revenues for the nine months ended June 30, 2003 remained flat at $15 million compared with the same period of fiscal 2002. Net loss for the nine month period ended June 30, 2003 was $(410,000) or $(0.13) per share, compared with a profit of $233,000 or $0.07 per share for the nine months ended June 30, 2002. The net income for fiscal 2002 included an income tax benefit of $375,000 and a $715,000 gain from the sale of Access. Fiscal 2002 included consulting revenues generated from the Access consulting business that was sold in May 2002. The Access consulting revenues included in fiscal 2002 were $120,000 and $465,000 for the three and nine months ended June 30, 2002. As of June 30, 2003, the company had $11.1 million in cash and marketable securities, or $3.48 per share based on shares outstanding at June 30, 2003, compared with $10.6 million at Sept. 30, 2002, or $3.41 per share based on shares outstanding at Sept. 30, 2002.
    "During the June quarter our revenue mix continued to trend towards higher margin revenues allowing us to achieve better operating results than the same quarter of last year on slightly lower revenues as we continue to see a difficult market for system sales," stated Geoff Knapp, CEO of CAM Commerce Solutions. "Our X-Charge payment processing revenues more than doubled again over the same quarter last year and we continue to see consistent new sign-ups. We are focused on expanding this very successful part of our business. In June, we also eliminated $600,000 in annual costs and expenses, which is in addition to the $300,000 in annual expense reductions we made at the end of last quarter. With cash and marketable securities now over $11 million, an improved expense structure and a continuing trend toward higher margin recurring revenues, I feel very good about our direction and our future."


Calculation of Cash and Marketable Securities per share

                                               JUNE 30       SEPT. 30
                                                2003           2002

  Cash and cash equivalents                  $9,553,000    $9,093,000
  Marketable available-for-sale securities 1,543,000 1,519,000 Total cash and marketable securities
   (numerator)                              $11,096,000   $10,612,000
  Shares outstanding (denominator)            3,186,000     3,109,000
  Cash and marketable securities per share        $3.48         $3.41


    About CAM Commerce Solutions

    CAM Commerce Solutions provides total commerce solutions for traditional and Web retailers that are based on the company's open architecture software products for inventory management, point of sale, sales transaction processing, and accounting. These solutions often include hardware, installation, training, service, and credit card processing services provided by the company. You can visit CAM Commerce Solutions at www.camcommerce.com.

    Important Information

    The statements made in this news release, including those relating to the expectations of profitability and economic climates are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Words such as "will," "should," "believe," "expect," "anticipate," "outlook," "forecast," "optimistic," "feel," "potential," "continue," "intends," "plans," "estimates," "may," "seeks," "would," "future," and other similar expressions that predict or indicate future events or trends, or that are not statements of historical matters, identify forward-looking statements. Expectations concerning financial results for future quarters are not actual results and are based upon preliminary estimates, as well as certain assumptions management believes to be reasonable at this time. Investors should not rely upon forward looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from the company's expectations, and the company expressly does not undertake any duty to update forward-looking statements which speak only as of the date of this news release. The performance of any one quarter may not be indicative of future performance, particularly given prevailing market and economic uncertainties. In addition to the factors set forth elsewhere in this release, the economic, competitive, technological, and other factors identified in CAM Commerce Solutions' filings with the Securities and Exchange Commission could affect the forward-looking statements contained in this news release.



                     CAM COMMERCE SOLUTIONS INC.
                   CONDENSED STATEMENT OF OPERATIONS
                 (In thousands, except per share data)

                                      THREE MONTHS      NINE MONTHS
                                          ENDED             ENDED
                                     JUNE 30 JUNE 30  JUNE 30 JUNE 30
                                       2003    2002     2003     2002
REVENUES
  Net hardware, software and
   installation revenues             $3,413  $3,724   $9,803  $10,137
  Net service revenues                1,751   1,659    5,160    4,860
      Total net revenues              5,164   5,383   14,963   14,997
COSTS AND EXPENSES
  Cost of hardware, software and
   installation revenues              1,610   1,792    4,838    5,178
  Cost of service revenues              556     663    1,629    2,109
      Total cost of revenues          2,166   2,455    6,467    7,287
  Selling, general and
   administrative expenses            2,494   2,586    7,760    7,525
  Research and development expenses     485     365    1,350    1,227
      Total costs and operating
       expenses                       5,145   5,406   15,577   16,039
  Operating income (loss)                19     (23)    (614)  (1,042)
  Gain on disposal of assets             --     715       --      715
  Interest income                        72      60      209      185
Income (loss) before provision
 (benefit) for income taxes              91     752     (405)    (142)
Provision (benefit) for income taxes      5      --        5     (375)
Net income (loss)                       $86    $752    $(410)    $233

Basic net income (loss) per share     $0.03   $0.25   $(0.13)   $0.08

Diluted net income (loss) per share   $0.03   $0.23   $(0.13)   $0.07

Shares used in computing basic net
 income (loss)
   per share                          3,134   3,062    3,117    3,049

Shares used in computing diluted net
 income (loss)
   per share                          3,257   3,221    3,117    3,204



                     CAM COMMERCE SOLUTIONS INC.
                        CONDENSED BALANCE SHEET
                 (In thousands, except per share data)

                                                  JUNE 30    SEPT. 30
                                                   2003        2002

ASSETS
Current assets:
  Cash and cash equivalents                        $9,553      $9,093
  Marketable available-for-sale securities          1,543       1,519
  Accounts receivable, net                          1,657       1,842
  Inventories                                         315         324
  Other current assets                                116         146
Total current assets                               13,184      12,924

Property and equipment, net                           774         972
Intangible assets, net                                939       1,177
Other assets                                          321         338
Total assets                                      $15,218     $15,411

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $431        $563
  Accrued compensation and related expenses           669         547
  Deferred service revenue and customer deposits    1,403       1,295
  Other accrued liabilities                           185         235
  Total current liabilities                         2,688       2,640
Long-term liabilities:
  Notes payable                                         9          13
  Total liabilities                                 2,697       2,653
Stockholders' equity:
  Common stock, $.001 par value; 12,000
    shares authorized, 3,186 shares issued and
    outstanding at June 30, 2003 and 3,109 at
    Sept. 30, 2002                                      3           3
  Paid-in capital                                  14,041      13,886
  Accumulated other comprehensive income               32          14
  Retained deficit                                 (1,555)     (1,145)
  Total stockholders' equity                       12,521      12,758
Total liabilities and stockholders' equity        $15,218     $15,411



    CONTACT: Hayden Communications Inc. (for CAM Commerce Solutions)
             Mathew Hayden, 760-487-1137